UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada 0-26321	98-0204105
(State or other jurisdiction of (Commission	(IRS Employer
incorporation) File Number)	Identification No.)

8 Inverness Drive East, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 483-0044
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 8.01 Other Events.
     On November 14, 2005, Gasco Energy, Inc. issued a press release announcing its 2006 capital expenditure budget, which is incorporated herein by reference to Exhibit 99.1 to this Form 8-K.
     On November 14, 2005, Gasco Energy, Inc. filed a Prospectus Supplement with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933 relating to an offering of Gasco’s common stock under its registration statement on Form S-3 (reg. no. 333-128547). The Prospectus Supplement contains additional risk factors with respect to Gasco’s business and information related to Gasco’s oil and gas acreage as of September 30, 2005. Gasco is including the following information in this Form 8-K for the purpose of incorporating the information by reference into its currently effective registration statements:
Risk Factors
     Delays in obtaining drilling permits could have a materially adverse effect on our ability to develop our properties in a timely manner.
     The average processing time at the Bureau of Land Management in Vernal, Utah for an application for a permit to drill on federal leases has been increasing and currently is approximately 270 days. Approximately 77% of our gross acreage in Utah is located on federal leases. If we are delayed in procuring sufficient drilling permits for our federal properties, we will shift more of our drilling in Utah to our state leases, the permits for which require an average processing time of approximately 30 days. While such a shift in resources would not necessarily affect the rate of growth of our cash flow, it would result in a slower growth rate of our total proved reserves, because a higher percentage of the wells drilled on the state leases will be drilled on leases to which proved undeveloped reserves may already have been attributed.
     Our ability to market the oil and gas that we produce is essential to our business.
     Several factors beyond our control may adversely affect our ability to market the oil and gas that we discover. These factors include the proximity, capacity and availability of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted, but any one or a combination of these factors may result in our inability to sell our oil and gas at prices that would result in an adequate return on our invested capital. For example, we currently distribute the gas that we produce through a single pipeline. If this pipeline were to become unavailable, we would incur additional costs to secure a substitute facility in order to deliver the gas that we produce. In addition, although we currently have access to firm transportation for the majority of our current gas production, there is no assurance that we will be able to procure additional transportation on terms satisfactory to us, or at all, as we increase our production through our drilling program.
     Our system of internal controls ensures the accuracy or completeness of our disclosures and a loss of public confidence in the quality of our internal controls or disclosures could have a negative impact on us.
     Section 404 of the Sarbanes-Oxley Act of 2002, or the SOA, requires us to provide an annual report on our internal controls over financial reporting, including an assessment as to whether or not our internal controls over financial reporting are effective. We are also required to have our auditors attest to our assessment and to opine on the effectiveness of our internal controls over financial reporting. Based upon such review, we concluded that as of December 31, 2004 we did not maintain effective internal control over financial reporting. As more fully described under Item 9A—Controls and Procedures in our amended annual report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2004, we identified several material weaknesses in our internal control over financial reporting at December 31, 2004. Although we have implemented new or additional control procedures since December 31, 2004, with the intent to eliminate such material weaknesses, there has not been sufficient time or a sufficient number of transactions to evaluate the effectiveness of these additional controls. If, upon completing the testing and evaluation of our remediated internal controls as required by Section 404 of the SOA, we determine that our remediation has been ineffective, or we identify additional material weaknesses in our internal controls over financial reporting, we could be subjected to additional regulatory scrutiny, future delays in filing our financial statements and a loss of public confidence in the reliability of our financial statements, which could have a negative impact on our liquidity, access to capital markets, financial condition and the trading price of our common stock.
     In addition, we do not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and all fraud. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Based on the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been or will be detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events. Therefore, a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Also, while we document our assumptions and review financial disclosures with the audit committee of our board of directors, the regulations and literature governing our disclosures are complex and reasonable persons may disagree as to their application to a particular situation or set of circumstances.
Oil and gas acreage
     The following table sets forth the undeveloped and developed leasehold acreage, by area, held by us as of September 30, 2005. Undeveloped acres are acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves. Developed acres are acres which are spaced or assignable to productive wells. Gross acres are the total number of acres in which we have a working interest. Net acres are the sum of our fractional interests owned in the gross acres. The table does not include acreage that we have a contractual right to acquire or to earn through drilling projects, or any other acreage for which we have not yet received leasehold assignments. In certain leases, our ownership is not the same for all depths; therefore, the net acres in these leases are calculated using the greatest ownership interest at any depth. Generally this greater interest represents our ownership in the primary objective formation.

	Undeveloped Acres		Developed Acres
	Gross	Net	Gross	Net
Utah	122,401	73,232	1,400	663
Wyoming*	109,216	52,913	120	94
Other**	14,127	13,338	—	—

Total acres	245,744	139,483	1,520	757

* During the fourth quarter of 2005 and through the end of the second quarter of 2006, leases covering 27,064 gross and 14,279 net acres will expire in Wyoming. Management decided not to drill on the subject leases due to lack of rig availability, lack of a partner to share risk dollars, and the non-strategic nature of these leases and has impaired the expiring acreage by reclassifying the costs associated with this acreage into the full cost pool. If we excluded the expiring acreage, our undeveloped leasehold acreage in Wyoming would be 82,152 gross acres and 38,634 net acres.
** Exploration acreage located in California and Nevada.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Number	Description
99.1	Press release announcing 2006 capital expenditure budget.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASCO ENERGY, INC.

	By:	/s/ W. King Grant

W. King Grant
Executive Vice President and
Chief Vice President
November 14, 2005

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Index to Exhibits

Number	Description
99.1	Press release announcing 2006 capital expenditure budget.